Item 77I. Terms of New or Amended Securities
The Board of Trustees of Morgan Stanley Limited Duration
U.S Government Trust (the "Fund") deemed it advisable to establish and designate an additional class of shares, Class I, and to designate as the Advisor Class the existing shares held prior to May 14, 2013. The Fund made these changes in Post-Effective Amendment No. 30 to Form N-1A, including exhibit (n) Multiple Class Plan pursuant to Rule 18f-3, filed via EDGAR with the Securities and Exchange Commission on May 4, 2013 (accession number 0001104659-13-041435) and incorporated by reference herein.